Exhibit 99.1

PRESENTATION

Operator

Good day, everyone and welcome to The Boeing Company’s 2005 fourth quarter and full year results conference call. [OPERATOR INSTRUCTIONS] At this time for opening remarks and introductions, I am turning the call over to Mr. David Dohnalek, Vice President of Investor Relations for the Boeing Company. Mr. Dohnalek please go ahead.

Dave Dohnalek - The Boeing Company - VP IR

Thank you very much. Good morning and welcome to Boeing’s fourth quarter and full year 2005 earnings call. I’m Dave Dohnalek. And with me today are Jim McNerney, Boeing’s Chairman and Chief Executive Officer, and James Bell, Boeing’s Chief Financial Officer. After brief comments from Jim and James we will take your questions. And in the interest of time we ask that you limit yourself to one question.

As always, we’ve provided detailed financial information in our press release issued earlier today. And as a reminder, you can follow today’s broadcast and slide presentation through our Website at boeing.com. Before we begin, I need to remind you that any projections and goals we may include in our discussions this morning are likely to involve risks. Those risks are detailed in the news release we issued this morning, in our various SEC filings and in the forward-looking statement at the end of this Web presentation. Now, I will turn the meeting over to Jim McNerney.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Thanks, Dave and good morning. Let me begin with a few comments about our 2005 performance and then James will walk you through the numbers. After that I’ll, say a few words about the road ahead and take your questions. Slide two, please. Boeing made great progress in ‘05, which has given us a solid foundation for even better performance in 2006 and beyond. We executed on our plans and improved our financial results across the board with higher revenues, margin expansion and strong earnings growth.

Most notably, we generated a record 7 billion of operating cash flow during the year, and that’s after investing in our growth programs and contributing 1.9 billion to our pension plans. We also raised our dividend 20%, reduced debt and repurchased more than 45 million shares. We continue to deliver value through our balanced approach to cash deployment. Of course, our strong cash flow was due in part to the tremendous order flow last year. Boeing had a record year for commercial airplane orders, which drove a 33% growth in our total backlog to a record of over 200 billion.

Looking at the industry environment, we continue to be well positioned in healthy markets. The commercial airplane business is set to grow robustly over the next few years, driven by significant demand for airplanes in key growth markets around the world. Our defense business had a record year in ‘05, and we still see a great opportunity for sustained outstanding margin performance in that business. Though we do expect defense growth to moderate due to a tightening budget environment. To more effectively address evolving customer requirements for capability-driven solutions and improved productivity, IDS announced last week a significant reorganization, which I’ll touch in a minute, that had the effect of consolidating operations into three new business segments.

We made great progress on our development programs in ‘05 as well. We continue to invest in key growth programs such as the 787, future combat systems, the P-8A Multimission Maritime Aircraft. We also launched the new 747-8 program during the year, along with new members of the 777 and 737 families. Investing in future growth is a top priority for us. As part of that, we are taking very concrete steps to drive sustained growth in productivity throughout this Company. I will explain more about our plans and specific initiatives in this area in just a few minutes.

Driven by the positive momentum in our business, we are raising our earnings per share guidance for 2006. And we are forecasting significant additional EPS growth for 2007. Now, let me turn it over to James to provide more detail on our financial results and our outlook.

James Bell - The Boeing Company - CFO

James. Thank you, Jim, and good morning. We delivered solid top-line performance and significant earnings and cash flow growth in 2005. Total Company revenues grew 5% to $54.8 billion, driven by higher commercial airplane deliveries and record revenues in our defense business.

Earnings per share grew 39% to $3.20 in 2005, and operating cash flow nearly doubled to a record $7 billion. Revenue came in at about $700 million below previous guidance for the year. This was due to an ongoing strike in our launch business and lower revenues in IDS proprietary programs as we transitioned resources from a restructured program faster than expected. With respect to that strike, the workers are voting on a new contract today, and we’re hopeful that they will ratify it. Despite these events, Boeing delivered strong bottom-line performance and outstanding cash flow.

Now, turning to our fourth quarter performance on slide four. Fourth quarter revenue grew 7%, driven by high single digit growth in each of our core businesses. We earned $0.58 per share in the quarter, more than double the earnings from the same period last year. Results this quarter included a one-time pension charge from the sell of Rocketdyne of $0.16 per share. Results from the same period of 2004 include charges totaling $0.44 per share related to the tanker program and the 717 program, as well as a tax benefit of $0.12 per share. So you can see, our core EPS grew at a very healthy rate of 35%.

Now, turning to the highlights from Commercial Airplanes on slide five. BCA delivered 73 airplanes in the fourth quarter and 290 for the year. Revenues grew 8% in the quarter and for the year driven by higher deliveries and growth in airplane service. Fourth quarter margins were 5.6%, as productivity improvements were somewhat offset by customer mix and increased raw material costs during the period. As a result, program margins exceeded unit margins in the quarter, reflecting the cumulative impact of these items on the current production block.

For the year, program margins grew to 6.3% and unit margins exceeded program margins as expected. A trend we project will continue in 2006. BCA’s innovative product strategy was clearly validated by the market last year. We captured a record 1,029 gross orders and achieved sales records for the 737, the 777, and the 787. BCA’s backlog grew 89% during the year to over $124 billion. This number incorporates the previously disclosed impact on future revenues of the accounting change for supplier concession sharing. The 787 program made excellent progress during the year. The Dreamliner’s firm configuration was completed in September and the team is now working to complete the airline’s detailed design.

We continue to see outstanding customer demand for the 787. Since its launch in 2004, the 787 has captured 379 orders and commitments from 27 customers around the world. BCA reached other important milestones during the year, launching the 747-8, the 777 Freighter, and the 737-900 ER programs. Driven by its industry leading products and services, Commercial Airplanes expects significant growth in airplane deliveries, revenues and earnings during the guidance period.

Now moving to slide six. IDS had a record year of profitability, delivering 11.4% margins for the quarter and 12.6% for all of 2005. Excluding the gain from Rocketdyne’s sale, IDS margins would have been industry leading — would have been an industry-leading 10.8%. Revenue for the quarter grew 7% on higher volumes at our aircraft and weapons system and our support systems segment. Revenue for the year grew to a record $30.8 billion but was 700 million below our previous forecast due to a strike in our launch business and lower revenues in our proprietary programs. Strong margin performance at IDS was driven by double digit profitability in both aircraft and weapons and support system segments.

Margins in our network systems segment declined due to revised cost and fee estimates on a proprietary program and on the ground-based missile defense program. IDS won important new business during the quarter, including the sale of F-15’s to Singapore, a large logistics support contract with the U.S. Navy for the F/A-18, and a large Army Chinook order. IDS achieved several key program milestones during the year, as future combat systems passed its systems of systems functional review and the Department of Defense approved full rate production for the V-22.

IDS also exceeded — also executed a successful flight test on the ground-based missile defense program and conducted the preliminary design review on the P-8 A Multimission Maritime Aircraft program. Despite moderating growth in the U.S. defense budgets during the next few years, IDS is positioned to deliver modest revenue growth and excellent profitability with its industry-leading backlog of programs. As part of the restructuring that Jim mentioned, we are in the process of adjusting to three reporting segments in IDS to reflect the new organization. Until that is complete, we will continue to report and issue guidance using the former four-segment arrangement.

Now, let’s look at our other businesses on slide seven. Boeing Capital performed well this year. BCC grew its pretax income by 27% in 2005 and continued to return significant cash dividends to Boeing, totaling more than $1 billion in the past 24 months. The aircraft financing market continues to improve and BCC is executing well on its mission to support Boeing core businesses while reducing its portfolio size and risk.

Connexion by Boeing continued expanding its business during the year, with service now available on more than 180 flights daily. Orders and options for Connexion’s commercial service now totals over 500 airplanes at 11 airlines, in addition to new orders and applications in the maritime industry. Just last week, we completed the first Connexion installation on a commercial shipping vessel.

Now, let’s turn to cash flow on slide eight. Our cash flow generation remains outstanding, with operating cash flow of $2.4 billion in the quarter and $7 billion for the year. This performance reflected strong earnings growth and excellent working capital management. During the quarter, we repurchased 12.4 million shares for $832 million. For the year, we repurchased 45 million shares for 2.9 billion, leaving 24 million shares still authorized for repurchase.

We’ve made excellent progress in strengthening our pension plans in 2005. During the plan year ended September 30, our pension investment earned nearly 15%. And we made cash contributions of $1.9 billion to our pension plans during the year. As a result we’ve improved our funded status to 96%.

Looking ahead, the discount rate we will apply in 2006 for determined pension liabilities is 5.5%, which is below the 5.75% used in 2005. Our expected rate of return for 2006 remain at 8.5%. Given these factors, we still expect noncash pretax pension expense to be approximately $1 billion in 2006 or about $0.80 per share. Due to the sizable contribution made this year, we have essentially eliminated our cash funding requirements for 2006. However, we will continue to evaluate additional discretionary contributions to our pension plans.

Now let’s turn to slide nine. We have a strong balance sheet with outstanding liquidity. We ended 2005 with cash and liquid investment balances of 8.4 billion, up 38% from the same period last year. Boeing’s debt levels continued to decline during the year as maturing debt was not refinanced due to our strong cash position. Financial strength and solid credit ratings continue to be a priority for us. And on that front, Moody’s announced last week that they are considering an upgrade of our credit ratings.

Now, let’s move to slide 10 and our financial outlook. Today we are raising our EPS guidance for 2006 and forecasting significant additional EPS growth for 2007. Boeing’s revenue guidance for 2006 is approximately $60 billion. Revenue guidance for 2007 is 63.5 billion to 64.5 billion. We are raising our earnings per share guidance for 2006 to between $3.25 and $3.45 per share because of our strong operating performance and a smaller deferred tax charge in the first quarter than we previously expected. This represents an increase of approximately 40% over 2005 after special items. For 2007, we expect EPS to grow about 25% to between $4.10 and $4.30 per share. Driven by higher deliveries and margins at BCA and solid margin performance at IDS.

We expect operating cash flow to exceed 5.5 billion in both 2006 and 2007. Please note, that this financial guidance now reflects the previously disclosed impact of an accounting change affecting supplier concession payments at BCA, which we are implementing beginning in 2006. This change will reduce 2006 revenue by about $2 billion but will not materially affect earnings. Our revenue guidance for 2006 includes approximately $1 billion for business planned to be part of the pending United launch transaction. Upon completing that transaction, Boeing would use the equity method of accounting for this new joint venture.

Now, let’s look at our segment guidance. BCA airplane deliveries are forecast to grow 36%, to 395 airplanes in 2006. Deliveries in 2007 are expected to be approximately 440 to 445 airplanes. Commercial Airplanes’ revenue guidance for 2006 is now approximately $27.5 billion and between $29.5 billion and $30.5 billion for 2007. We expect 2006 operating margins for Commercial Airplanes to be above 9% on a program accounting basis, reflecting higher deliveries and continued productivity. For 2007, we expect BCA margins to continue to improve, exceeding 10% for the year.

Our 2006 revenue forecast for IDS is approximately $31.5 billion. In 2007, IDS revenues are expected to grow 2% to 5% as we execute on our industry leading backlog in an environment of moderating defense budget growth. We expect IDS margins to be approximately 10.5% in 2006 and greater than 10.5% 2007, driven by strong overall program performance.

Additional segment guidance is provided in our earnings release. Now, I’m going to turn this back over to Jim who will give you some thoughts on our look ahead. Jim.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Thanks, James. Let me make a few additional comments, and then we’ll take your questions, based on slide 11. In January, the senior team charted our course for the next several years. Our objective can be stated simply. The Boeing Company aspires to deliver financial results that match the quality of our people and our technology, which is a meaningful improvement from where we are today. In short, we expect to meet a significantly higher standard of overall financial performance and finding ways to make Boeing bigger and better than the sum of its parts is how we intend to get there.

The foundation for this framework will be driving and nurturing a culture of leadership and accountability. We have started by setting challenging but attainable financial objectives and more strongly linking them to our own pay and career development. An intense but equal pursuit of productivity and growth will be the building blocks of our improved financial performance. We must have both, simultaneously, since they fuel each other. We will always remember that growth, our future, begins and ends with our customers. I am pleased that Boeing’s teams have made significant strides in living at our customer’s place and at our customer’s pace.

And we won’t stop there. Further, we will strive to address growth as a disciplined process, not as a series of intermittent opportunities. Through this approach, we hope to anticipate our customers’ needs better and earlier than our competitors, respond faster, and solidify our standing as the preferred supplier for our customers around the world. While we can still be better and will be better, I’m impressed by our recent progress on growth through customer focus.

Commercial Airplanes has transformed its products into a clearly preferred lineup by the often messy, iterative, but ultimately disciplined process of listening to what customers need. Not just for today but for the future. As a result, Boeing is now offering the innovative airplanes with the efficiency and range airlines and consumers need. This focus on our customers produced a record order year for Commercial Airplanes in 2005, and added to Boeing’s leadership position in the important twin-aisle market.

Our Integrated Defense Systems business has the industry’s leading backlog because it listened to and adeptly met its customers’ needs for transformational solution. Witness the success of our future combat systems program as an example. Now however, IDS is transforming itself to reflect how our customers’ future requirements are evolving. Still transformational, but now often coordinated capabilities and across service organizations. This is evident in the IDS restructuring we announced last week that will further enhance the customer focus of our top management and improve productivity through some consolidation.

Slide 12, please. Also in support of our objectives, we are providing our business and functional teams with the tools in the form of four productivity and growth initiatives to build on the strong business positions they have already developed. These Company-wide initiatives will support our continuous productivity and growth objectives. The benefits from these initiatives will be built into our plans and support our financial guidance.

Our first initiative is internal services productivity. James Bell will sponsor this effort. Through it, we will reduce indirect costs that are centrally managed or embedded in the businesses. We will also be improving functional productivity. Second is global sourcing, with Jim Albaugh as its sponsor. This is all about taking greater advantage of economies of scale and moving best practices deeper into the supply chain.

Third is lean plus. Alan Mulally will sponsor this. As we continue to build on our excellent lean practices, we want to take them to the next level in our production areas and move them into our offices and back shops. Fourth is development process excellent. Jim Jamieson, now our Chief Technology Officer is its sponsor. Through this, we expect to improve both the yield of our R&D investments and the effectiveness and productivity of our development programs.

I want to point out that the initiative sponsors are acting in their role as corporate officers. On a day to day level we have assigned a senior executive to lead each initiative on a full-time basis. These leaders, drawn from across the Company, will act as resources for our line organizations and will help us move both internal and external best practices across all of our businesses. Again, these initiatives will be measured by their contribution toward helping our businesses and functions meet their objectives.

Slide 13, please. Leadership development is the foundation of our management model and the key to sustainably growing our Company. I consider it one of my own top priorities. If we’re going to achieve the performance we just discussed, we must take specific steps to strengthen the culture of leadership and accountability within Boeing. We have embarked on a major effort to do just that. We have defined our expectations for leaders, the attributes you saw on the previous slide, and we are spreading these throughout Boeing.

But we realize that just talking about them won’t make them stick. That’s why we’re going to teach them to leaders and managers at our Boeing Leadership Center in St. Louis. We’re going to make sure people know we expect them to live by these attributes, both the performance and values nature of them. We are going to measure performance against them. We’re going to tie career and job readiness assessments to demonstrate a progress in these areas. And we are going to insist that our leaders be models for the entire Company of what the attributes are all about. As our people grow, so will Boeing.

Now, let me summarize. Slide 14, please. The Boeing Company’s businesses are well positioned in healthy markets. We are forecasting strong profitability and growth in 2006 and in 2007. With the great success we’ve had in winning new orders we now have a record backlog that exceeds 200 billion. Our focus is on executing on that backlog better than we ever have and increasing the backlog at the same time.

We are focused like never before on productivity and growth. You’ve seen the models by which we will manage and lead this Company forward. Now, James and I would be happy to take your questions.

QUESTION AND ANSWER

Operator

Thank you. [OPERATOR INSTRUCTIONS] Our first question comes from Doug Harned of Sanford Bernstein.

Doug Harned - Sanford C. Bernstein & Company, Inc. - Analyst

Good morning. You’ve made improving margins a major focus and the Q4 results and the ‘06 guidance reflect great progress there. But we continue to see margins held back in IDS by performance issues on some development programs. And I assume that the reorganization should help here but what steps will enable to you identify problems earlier and reduce risks, particularly to improve GMD, military satellite performance, and also to ensure against longer term issues arising in STS?

James Bell - The Boeing Company - CFO

Doug, this is James. Well first of all, I guess you could define holding back margins being leading industry margins with them being in double digits. We’ve always said that that was the goal for that business and we’re there. We’re ending the year, even if you adjust the 12.6 for the one-time Rocketdyne pick-up, we’re at 10.8, which does lead the aerospace industry in terms of margin performance.

Now clearly, we expect the reorganization to better align our top management talent with our customers, so that we’ll have more focus both on the execution of those programs but also more integration on the communication of performance. Now, as you recall, these programs are programs that have a heavy technological content and require a lot of invention. And so part of the story going forward needs to be close communication with our customer as to what we’re able to achieve given what the requirements are and what the expectations are. And making sure we have the appropriate funding and schedule to go along with that, so that we can continue to deliver industry leading margins.

Doug Harned - Sanford C. Bernstein & Company, Inc. - Analyst

And I assume that also a part of this is also around some of the shared services costs that I know you’ve been going after. Could you also comment on how that initiative is progressing and when we may expect to see some impact from that?

James Bell - The Boeing Company - CFO

I can. Now, Jim has asked me to lead the shared services activity and also the initiative to improve our performance in that area. But embedded in our guidance is a pretty significant productivity improvement in how we deliver those services, both from a quality service standpoint and also from a cost perspective. So, what you’re seeing today is a lot of that embedded in the current guidance. We’ll continue to work that going forward.

Doug Harned - Sanford C. Bernstein & Company, Inc. - Analyst

Okay. Great. Thanks.

Operator

Thank you. Our next question comes from Byron Callan of Prudential Equity Group.

Byron Callan - Prudential Equity Group - Analyst

James can you address some of the assumptions in the midsection of the income statement for 2007? Have you just kind of ported things over from 2006? Or are there any variances in pension expense assumptions, the tax rate, some of the other line items there?

James Bell - The Boeing Company - CFO

We expect the tax rate to increase. Obviously, we had good performance relative to getting some tax settlements this year that drove the rate down. But if you take those out, we’re at about 29% tax rate and we’re expecting going forward the tax rate to level out in the low 30’s percentile. So, we think it will be more normal. Clearly on the pension area, we had the one-timers associated with the divestiture of Rocketdyne in Wichita and that had a significant impact. And then finally, on the share-based plan comp expense, we had some acceleration of that because a lot of the performance shares did pay out. And then also because of our method of accrual, we had to front load it as we went to a binomial model to evaluate our ‘05 plan. But I expect that to moderate going forward.

Byron Callan - Prudential Equity Group - Analyst

And that’s included in the 2007 guidance, or that’s — we’ll cross those bridges when we get to them?

James Bell - The Boeing Company - CFO

It’s included in the 2006 and 2007 guidance.

Operator

Our next question comes from Steve Binder of Bear Stearns.

Steve Binder - Bear Stearns - Analyst

Good morning. I just wanted to touch — James, can you maybe just touch a little more depth on your unit costs and program margin discussion before? I’m just wondering, were there block changes, number one, in the quarter? And two, was the higher raw material costs and the block changes is that what accounted for the $90 million increase in deferred production costs in the quarter?

James Bell - The Boeing Company - CFO

Yes, it’s principally the higher material costs. We really didn’t have any block changes except for, on our 747 we added 12 to our accounting quantity unit. But as you know, Steve, that the impact of an increased cost estimate on the commercial airplane programs have more of an impact in unit margin because of the cumulative adjustment associated for the current production block versus what you will see on a program accounting margin going forward basis. But that’s basically all that’s in there.

Steve Binder - Bear Stearns - Analyst

And the tax rate for the fourth quarter came in a bit light and interest income was pretty heavy. Were there some other tax items in the quarter?

James Bell - The Boeing Company - CFO

No, nothing big. The interest expense, quite frankly, was down. The income was up because of our investments of our cash into the short-term maturity — the short-term high quality investments. because we have so much cash we’ve put it there and so we’re starting to see some of the benefits of that in terms of a return in interest income.

Steve Binder - Bear Stearns - Analyst

And lastly, your R&D increase for 2006, you only bumped it up $100 million. Is that related to the 787?

James Bell - The Boeing Company - CFO

Basically we’re about peaking and we’re going to stabilize for the next couple of years in that development costs. As we’ve mentioned, that program is really on track and we are right on target both from a spending level and also from a performance perspective.

Steve Binder - Bear Stearns - Analyst

Thanks very much.

Operator

Thank you. Our next question comes from Robert Spingarn of CSFB.

Robert Spingarn - Credit Suisse First Boston - Analyst

Jim, could you talk a little bit about your commercial order expectations for this year? And then as a follow-up to that, Airbus came in at the last hour here in ‘05 on the orders. I suspect there’s some real aggressive pricing there. And could you talk about the competitive environment, vis-a-vis pricing, and how you address that with the margin expansion that you’re looking for?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, we probably won’t get as many orders next year as we got this year. Now — and we don’t give guidance on orders, as you know. But we expect to still see a pretty good order flow next year. We’ve got good momentum exiting the year obviously. I don’t want to comment on the quality of Airbus’ order book. I’ll leave that for to you judge. I think our order book very strong, weighted toward wide body new technology, new airplanes, where we have a high market shares, very promising momentum there. And by the way, a huge backlog in the 737. Obviously, the world’s highest selling airplane ever. So, I think nice momentum there. I think in terms of pricing and margins, Alan Mulally and the team understand the reality of price in that marketplace. And have signed up to the productivity necessary to continue to expand margins within a realistic view of the pricing there. And I think Alan and others are convinced that the initiatives that were embarked on can only help.

Robert Spingarn - Credit Suisse First Boston - Analyst

So, are you saying that you should maintain share at least this year? And while I know you don’t want to forecast orders, should we expect at least a book to bill of over 1?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Yes. Look again, I don’t want to answer the question specifically, because you will come up with some number but that would not be an unreasonable assumption if I were just sitting out there.

Robert Spingarn - Credit Suisse First Boston - Analyst

Okay. Thank you.

Operator

Thank you. Our next question comes from Howard Rubel of Jefferies.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Howard are you there?

Howard Rubel - Jefferies & Co. - Analyst

Can you hear me okay?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

We can hear you now.

Howard Rubel - Jefferies & Co. - Analyst

Sorry. I noticed you need to be almost a James to be leading one of these particular business units, with the exception of Alan. But I want to focus for a second on something that you talked about again, with respect to network and MDA and all of that. And I don’t think you completely addressed the question before. Is — there seems to have been sort of some fundamental misses in the business over the last nine to 12 months. And could you address a little bit more about what you’re doing, other than just some management reorganization to improve the performance of this unit?

James Bell - The Boeing Company - CFO

Okay, Howard, I can do that. I don’t think the question was asked quite as clearly as you’ve just asked it. There’s no question that in network systems, in our proprietary program we had some performance issues we took. Clearly, we got a contract change notice that restructured that work. We had to increase our cost estimate and reduce what our fee capture assumption would be on that program. So, that is reflected in the ‘05 margins.

The same holds true for our GMD program that’s also resident in network systems where we had some performance issues. And the program was slowed down to make sure that we worked our way through some of the test anomalies we had experienced and to make sure we had the right concept in place going forward. So, both of those issues had a relatively significant impact on the margin performance in network systems. Now, we believe this reorganization will better align our senior leadership team with the customer set, so that we stay more aligned on those contracts. On the proprietary contracts was where I alluded to that it has a very, very high and difficult technical content that really is supported by invention as you go. And it’s important that we stay linked with our customer. So that we have the expectations of performance properly contexted with the appropriate funding and schedule to go along with it.

And I think this realignment will help us do that. The same holds true on the GMD program, which we did end the year with a very successful test that we think helps put that contract back on track. Now, having said that, the program has been stretched out because of some funding constraints. And so we’re going to see lower revenue going forward in that. But again I think the alignment will help us be better integrated with our customer and put better, focused, senior leadership management on the performance in both of those programs.

Howard Rubel - Jefferies & Co. - Analyst

All right. Thank you very much, gentlemen.

Operator

Thank you. Our next question comes from Cai Von Rumohr of SG Cowen.

Cai Von Rumohr - SG Cowen & Co. - Analyst

Yes, as we look out to two 2007 you’ve told us 440-plus deliveries, you’re 92% sold out. The revenues you’re guiding to look a little bit light for the number of deliveries you’re talking about. Could you give us some guidance on the percent of deliveries in ‘06 and ‘07 that you expect to be of the single-aisle?

James Bell - The Boeing Company - CFO

Well, remember now that if you look at it from year-over-year that the new revenue number also includes in it the accounting change that we’re implementing in 2006 which had an impact on the revenue number of $2 billion, and pretty close to that for ‘07 as well.

Cai Von Rumohr - SG Cowen & Co. - Analyst

It’s the change from ‘06 to ‘07 that looks like it’s light, given that I assume the 777 would be ramping. Does the 737 have the same percentage of deliveries in ‘07 as ‘06?

James Bell - The Boeing Company - CFO

The 737 is also ramping. We’re going to have about the same percentage, about 75%, as we’ve told you in the past, for single-aisle both years. So, it doesn’t get any heavier for the wide bodies in ‘07.

Cai Von Rumohr - SG Cowen & Co. - Analyst

And given —

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

As a percent.

James Bell - The Boeing Company - CFO

As a percent.

Cai Von Rumohr - SG Cowen & Co. - Analyst

And given that you’re 92% sold out, is there any chance that that rate in ‘07 has any up side?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, it’s — Cai, I understand why you’re asking the question and I don’t blame you for asking the question. But this is our best shot right now. We’re no smarter than the numbers we are presenting to you right now. And I know you appreciate the disciplined approach we are going to take to satisfying our customers and making and delivering our airplanes here. And if we get to a better place, we’ll let you know. But right now this is our best shot. There’s — we don’t have a big hedge in here, we don’t have a big stretch in here, this is our straight shot.

Cai Von Rumohr - SG Cowen & Co. - Analyst

Excellent. Thank you, gentlemen.

Operator

Our next question comes from Joseph Campbell of Lehman Brothers.

Joseph Campbell - Lehman Brothers - Analyst

Good morning. I wondered if you could give us a little more color into what’s happening in the cash flow guidance? It looks like the cash flow was 8.9 billion before we put money in the pension plan and I guess working capital probably mostly deposits contributed 3. But even if you assume that there’s no working capital gains, you get 5.9. And if you’re going to put 0.5 billion or so in the pension plan, it looks like there’s absolutely no cash flow for the net earnings or whatever. It looks like a low number.

James Bell - The Boeing Company - CFO

Well, Joe, I guess it really gets down to we’ve actually had a lot of help on cash flow with the order traffic we saw this year. Obviously, that’s going to moderate. Clearly, we got cash from taxes — from the tax returns this year. We’re not assuming that going forward. And we are assuming that we would make some pension contribution in the area of about $0.5 billion. And we’ll do more if, in fact, that’s possible. So, I think what we’re seeing is that the cash flow is coming to what we would expect to be a more normal level without peaks in orders or significant returns from taxes.

Joseph Campbell - Lehman Brothers - Analyst

Would the CapEx change for the free cash flow number, or is 1.5 about the right number?

James Bell - The Boeing Company - CFO

1.5 is about the right number.

Joseph Campbell - Lehman Brothers - Analyst

For both years, ‘06 and ‘7?

James Bell - The Boeing Company - CFO

Yes.

Joseph Campbell - Lehman Brothers - Analyst

Thank you very much.

Operator

Thank you. Our next question comes from George Shapiro of Citigroup.

George Shapiro - Citigroup - Analyst

Good morning. James, it seems like the increase in profit margin from the change in revenue assumption runs about 50 or 60 basis points. So, is it safe to say about half of the increase in margin that you’re projecting in ‘06 is just — is coming from the accounting and the other half is coming from improved performance?

James Bell - The Boeing Company - CFO

It’s safe to say that.

George Shapiro - Citigroup - Analyst

And second one, with the deferred production increase of 90 million on the 777 and no change in the pool, so you didn’t change the profitability — profit margins on the program; you must be making the assumption that these material costs are kind of a one-time item. I was just wondering what gives that you confidence and what might have caused it this particular particular quarter then?

James Bell - The Boeing Company - CFO

Well I think, as you know, for the most of our materials, we have long-term fixed price contracts that moderate any growth in those costs going forward. I think in the fourth quarter, we had to go out and buy above the requirement that we had embedded in those contracts. And so, we’re pretty comfortable we have a pretty good fix on the requirements going forward. And the rest of our material purchases will be bought within our contracted requirements and so we won’t to have go outside of then and pay a premium price.

George Shapiro - Citigroup - Analyst

Okay. Thanks.

James Bell - The Boeing Company - CFO

You’re welcome.

Operator

Thank you. Our next question comes from Ron Epstein of Merrill Lynch.

Ron Epstein - Merrill Lynch - Analyst

Good morning. Jim, in your presentation you talked about the focus on leadership. And a huge organization like Boeing at the helm, how do you incite cultural change? Can you walk through some of the incentives, financial and otherwise, that you’ve put in place? Not just for the senior management. When you move into middle management to try to improve the performance, as you’ve discussed.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, that’s a big question. I think the — it takes time. You don’t transform a Company that’s already well led to an even higher level overnight. Having said that, where you start is define what you mean by leadership. And we’ve spent the last six or seven months doing that. It’s the list of attributes. And embedded in those list of attributes are the kinds of values and ethical behavior that we expect of ourselves to make it clear there’s no trade-off on performance against the values that we expect in ourselves. So, you define it and then you expect it. I think — and that has to start at that time top.

And then you embed it in your HR processes. In other words, make it meaningful in terms of pay, promotion, job readiness, and things like that. And then you link it to broader pay plans. And I think I alluded in my remarks to a top management pay plan that now links a large portion of long-term incentives to economic profit growth versus the three-year plan we’ve got. And so it — all those things. There’s no one thing. There’s a lot of things. And then there’s just spending a lot of time discussing it and talking about it and trying to get people excited about it.

There’s a lot of these things all add up to hopefully an ability to improve our leadership capability. And I think we can here. There’s some very good people here.

Ron Epstein - Merrill Lynch - Analyst

Thank you.

Operator

Our next question comes from David Strauss of UBS.

David Strauss - UBS - Analyst

Good morning. You’ve obviously been buying back shares at a pretty nice pace here. What are you assuming going forward in terms of your guidance as far as the share count coming down further?

James Bell - The Boeing Company - CFO

Well, as you know, we still have 24 million to go under the current authorization. What we’d like to get to is about a 40% payout ratio between that and the dividends. And so I think that’s what you’ll be seeing going forward. So as we get through where we are today, with the current authorization, we’d probably go back and get another one. But if there’s an opportunity, if you all continue to undervalue the stock, we may look at going in and doing it if we can do better.

Ron Epstein - Merrill Lynch - Analyst

Jim, could you touch on briefly the status of the supply chain as you see it today relative to a couple months ago?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, I think in my position you always worry about the supply chain and so do Alan and Jim and the people on their team. It’s under the heading of “only the paranoid survive”. Now, so we’ve spend a lot of time and attention on it. And having said that, though, I think we’ve got a good plan. I think the pressure is on the raw materials side right now. And we’re fighting through those issues and resolving them. I think as the 787 becomes reality, there will be delivery of high-level componentry from our partners that we’re focused on today, every day and we’ll then deliver in a couple of years. So I think, it’s sort of a three yards and a cloud of dust, all hands on deck, good processes. And so I’m feeling comfortable where we are when you add it all up.

Ron Epstein - Merrill Lynch - Analyst

Thanks.

Operator

Our next question comes from Joe Nadol of J.P. Morgan.

Joe Nadol - J.P. Morgan - Analyst

Jim, I’d like to dig into the IDS restructuring a little bit more.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Sure.

Joe Nadol - J.P. Morgan - Analyst

If I understand it properly, the twin goals are taking out costs and improving customer focus. And I guess on each of those, on the cost item, do you have any goals, specific goals as to what you can save and how much of it importantly that you could keep, given the nature of pricing in the defense business? Then the customer side, if I remember properly, the last time this business was restructured, that was the primary goal. And there were sort of two tiers set up with — customer facing units and then reporting units, based on product. And so what was wrong with that? What have you learned from experience and why is this the better way to face the customer?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Nothing’s wrong with it, because the same principle drove both restructurings. Just to back up for a second. Costs — the cost reduction largely comes from consolidation and alignment around these three units. These cost reductions are anticipated in the guidance we’ve given you. The implementation will happen over the next few months. Now, the philosophy behind it — our customer is evolving. That’s why we evolve. The principle is to always stay with them and remain customer focused.

So, I’m not trying to make the point, and neither is Jim Albaugh, that we weren’t customer focused before, now we are. It’s just a matter of adhering to the same principle, as the programs that they’re asking us to lead have more to do with cross-service coordination and capabilities that spread across many platforms. We’re trying to follow that trend and have an organization that both sells and delivers that way. That’s what this is all about.

I think the other thing I would say is that, as the market moderates, execution, while always critical, will be even more at a premium. And these three units are set up to have stronger functional discipline and focus against execution as that becomes even more important, than it always is, in a moderating environment. So that’s — that may be more of an answer than you wanted but that’s the philosophy behind this thing.

Joe Nadol - J.P. Morgan - Analyst

Okay. Thank you.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

You’re very welcome.

Operator

Thank you. Our next question comes from Nick Fothergill, Bank of America Securities.

Nick Fothergill - Bank of America Securities - Analyst

Jim, I wanted to — are there any particular materials or components in the supply chain that you’re keeping extra focused on at the moment? And with regard to questions we just had on the raw material price increase, how much of those are you managing to pass on to airlines through your accelerator clauses?

James Bell - The Boeing Company - CFO

Well I — Jim, if you have the precise percentage, you can just chime in here. But we obviously have escalation in all of our — virtually all of our contracts that try to capture changes in raw material and labor. I don’t know the exact percentage, to be honest with you, but the ones that we’ve been wrestling with are the ones that you would think. Everything from aluminum to titanium and some of these things are two notable ones. But these have all been resolved. We’ve got great vendors and partners out there that — for whom we’re important customers. So, we tend to find answers to these things. But we stay focused on them. Jim, do you have anything to add on the escalation side?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

For the most part that we have long-term contracts on most of the materials. As I mentioned, Nick, that this was more of a one-time adjustment by material to requirements. I don’t see this as an ongoing trend. And so I think we’ll manage it and offset a lot of these costs through even more productivity improvement.

Nick Fothergill - Bank of America Securities - Analyst

Great. And a quick follow-up back to Jim, if I may. Acquisitions, Jim, you’re obviously generating exceptionally good cash flow at the moment. Are there any areas of the business, now that you’ve been in charge for a little while, that you would identify as being areas that you would be interested in expanding in?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, I think expansion opportunities would be things that are pretty close to the business we’re in today. I think — and we have no immediate objectives or things that are imminent. I think the — but we will be very disciplined about either leveraging our market position or our technology. We will not get too far afield as we think about all this. So, we will look for smart acquisitions as they come and we’re always looking. We’ve got a pretty good flow here but nothing — that will be the philosophy with which we’ll approach it.

Dave Dohnalek - The Boeing Company - VP IR

Operator, we have time for one more question from investors, please.

Operator

Thank you. Our final question comes from David Gremmels of Thomas Weisel Partners.

David Gremmels - Thomas Weisel Partners - Analyst

I was hoping to drill down a little on launch and orbital systems. And I think if you strip out the one-time stuff in ‘05, you did around 5% margin but you’re guiding to around 2% in ‘06. So first of all, is that a fair statement? And can we just walk through the moving pieces there?

James Bell - The Boeing Company - CFO

Basically, that’s our NASA business that — and it’s coming out of our joint venture that we already have with Lockheed with the United Space Alliance. We also got some help this year, one-timers, where we had some funding, which we characterize as assured access to space funding, that was associated with the Delta IV launch business. And so going forward we don’t anticipate that happening. Although, we will continue with the NASA work. But of course, as we consummate the transaction, we’re working with Lockheed to establish ULA, then we’ll start accounting for all of that as equity.

David Gremmels - Thomas Weisel Partners - Analyst

Great. And also, can you give us any kind of an update on the ULA joint venture? Is that something that might still happen this quarter?

James Bell - The Boeing Company - CFO

Don’t know if it will happen this quarter. I think it will happen. It’s both supported by us and Lockheed. And I think we’re answering the questions that the Department of Defense and others that are reviewing that transaction have. So, we just need to hang in there and keep working it, but I think it will happen. Maybe not this quarter.

David Gremmels - Thomas Weisel Partners - Analyst

Thanks very much.

James Bell - The Boeing Company - CFO

You’re welcome.

Dave Dohnalek - The Boeing Company - VP IR

Thank you. Operator, now we’re ready for questions from media.

Operator

Thank you. That completes the analyst question-and-answer session. [OPERATOR INSTRUCTIONS] I will now return you to The Boeing Company for introductory remarks by Mr. Tod Hullin, Senior Vice President of Communications. Mr. Hullin, please go ahead.

Tod Hullin - The Boeing Company - SVP Communications

Thank you and good morning. We will continue the questions with Jim and James. If you have any questions after the session ends, please contact our Media Relations team at 312-544-2002. Operator, we’re ready for the first question. And in the interest of time I ask everyone to limit themselves to one question. Thank you. Our first question comes from Lynn Lunsford of Wall Street Journal.

Lynn Lunsford - Wall Street Journal - Member of the Media

Good morning. I wanted to ask, one of the things that some of the analysts have talked about in recent weeks is the ability of Boeing suppliers to essentially keep up with the increasing rates for both Boeing and Airbus. Particularly you’re relying more on these suppliers, like with the 787, for even bigger parts of the airplane to be delivered until you finish. What are you doing to keep on top of sort of balancing these pressures?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, Lynn, this is Jim. The — I think you have captured in stuff you’ve written and implied in your question here that you understand the strategy of what we’re trying to do. The way to properly manage higher level componentry is early and often and with a great deal of engineering engagement at the front end. All of which has been anticipated by Alan’s team. I think the — and then it’s just get on the same information system. Co-location of your partner and you years before something has to be delivered. Again, it is those kinds of execution elements that sometimes get rushed or don’t happen in proper sequence. I think — and it’s 10 or 12 of those little things that add up to success. And I think that level of detail has been paid attention to. And it’s not that we’re going to stop paying attention to it, it’s as I’ve said before, this is one of Boeing’s big opportunities and issues to make sure we get right.

Lynn Lunsford - Wall Street Journal - Member of the Media

Thank you.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Yes, you’re welcome.

Operator

Thank you. Our next question comes from Kevin Done of Financial Times.

Kevin Done - Financial Times - Memeber of the Media

Could you just give me please, the commercial backlog by units at the end of December 2005? And just to check, was it 1,097 a year earlier?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

I wasn’t sure I heard the question. Was it backlog or orders?

Kevin Done - Financial Times - Memeber of the Media

The order backlog by units for Commercial Airplanes at the end of December.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Okay.

James Bell - The Boeing Company - CFO

You mean in terms of what the order traffic this year, how did it break out by unit?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

This is the biggies. Asking 125 billion by unit.

James Bell - The Boeing Company - CFO

No. We can get that. We don’t have that offhand.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

We can get that for you, Kevin.

Kevin Done - Financial Times - Memeber of the Media

Thanks very much indeed. And perhaps if I could just add, what is the estimated development cost for the 787 program?

James Bell - The Boeing Company - CFO

We don’t share that information public but I will tell you it it’s in the guidance. It’s in the R&D numbers. We have discussed for ‘05 and in the guidance in ‘06 and ‘07 going forward. And that program is being conducted within its cost targets and it’s on schedule.

Kevin Done - Financial Times - Memeber of the Media

Thanks very much.

Operator

Thank you. Our next question comes from August Cole of Market Watch.

August Cole - Market Watch - Member of the Media

Good morning. I wanted to get a sense, Jim, of when the commercial group’s revenue might reverse this paradigm where the defense has more sales. Are we talking a couple of years?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

I’m sorry, I didn’t quite get it all. Say it again.

August Cole - Market Watch - Member of the Media

Let me take off my headset. Can you guys hear me better yet?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Much better.

August Cole - Market Watch - Member of the Media

What I’d like to know is, when you think the commercial group’s revenue will eclipse the defense group’s sales?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, I want them each to run scared and compete with one another is what I’d really like. But I think it’s beyond our guidance, quite frankly and therefore, I’m not in a position to tell you, but the guys in Seattle are trying like hell to do that.

August Cole - Market Watch - Member of the Media

And if you could permit me a follow-up question. Is this something you strive to balance or do you expect there will be with the cyclical nature of both industries some back and forth?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

I think there will be reasonable balance between those two businesses over time and that’s good for us. And I think the current cycle we’re entering into is a perfect example of that. And the cycle we just left is also a perfect example of that, where one is offsetting pressure in the other. And so we feel good about the level of diversification they give us.

August Cole - Market Watch - Member of the Media

Thank you.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

You’re welcome.

Operator

Thank you. [OPERATOR INSTRUCTIONS] Our next question comes from John Liang of Inside Defense.

John Liang - Inside Defense - Member of the Media

On the GMD program the review team that was established after the last two test failures, one of its recommendations was that Boeing establish a service life requirement and make them known to the appropriate subcontractors. Have those requirements been established? And if so what are they, if not where are you in that process?

James Bell - The Boeing Company - CFO

I don’t have that answer for you. I don’t have that detail in the program. But remember the last test was a success. So, we haven’t had two failures in a row. The last test at the end of the year was an outstanding success on the program. But we can get you that other information.

John Liang - Inside Defense - Member of the Media

Really quick follow-up. Did you, in fact, get — were you, in fact, awarded, 299.7 million in missile defense bonuses last year out of a potential 407 million? Is that correct?

James Bell - The Boeing Company - CFO

We don’t give that kind of detailed information. What I can tell you is, us that program, although we had to take an adjustment on it, we still had pretty good earnings on the missile defense program.

John Liang - Inside Defense - Member of the Media

Thank you.

Dave Dohnalek - The Boeing Company - VP IR

We have time for one more question.

Operator

Thank you. Our final question comes from James Gunsalus of Bloomberg News.

James Gunsalus - Bloomberg News - Member of the Media

Question for you on the IDS restructuring.

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

James, we can’t hear you.

James Gunsalus - Bloomberg News - Member of the Media

Is that better?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Much better.

James Gunsalus - Bloomberg News - Member of the Media

Sorry about that. The changes at IDS, one of the things that they seemed to assume is that there’s similar changes have taken place at the DoD. And I’m wondering what specifically have you guys seen in terms of the way the branches are operating with jointness, that they would be able to coordinate themselves to come to you and say this is what we want? They’ve had some trouble doing that in the past. But what changes are you seeing at the DoD that made you feel like this is a good time to do this?

Jim McNerney - The Boeing Company - Chairman, CEO, President and Member of Special Programs Committee

Well, I think the — I don’t want to comment on the organizational effectiveness of the DoD. But it’s clear in the QDR and in discussions we’ve had with them, that more jointness is desired rather than less. And that capabilities spread across platforms; more required than less. We’re trying to reflect that. I think there are organizational challenges on both sides to achieve it. And we want to be a friend in that process and not have an organization that reinforces the old way of looking at it.

James Gunsalus - Bloomberg News - Member of the Media

Got It. Thanks.

Dave Dohnalek - The Boeing Company - VP IR

Thank you very much. Again, if you have further questions, please don’t hesitate to call on our Media Team. Thanks very much.